Exhibit 10.3

priceline.com Incorporated 1999 Omnibus Plan

RESTRICTED STOCK AGREEMENT

THIS RESTRICTED STOCK AGREEMENT (“Agreement”) made as of the ___ day of __________, 2007, by and between priceline.com Incorporated, a Delaware corporation, with its principal United States office at 800 Connecticut Avenue, Norwalk, Connecticut 06854 (the “Company”), and ____________________ (the “Participant”).

W I T N E S S E T H:

Pursuant to terms of the priceline.com Incorporated 1999 Omnibus Plan (the “Plan”), the Board of Directors of the Company has authorized this Agreement. The Participant has been granted on __________, 2007, (the “Grant Date”), subject to execution of this Agreement, the number of restricted shares of Company Stock (the “Restricted Stock”) set forth below. Unless otherwise indicated, any capitalized term used herein, but not defined herein, shall have the meaning ascribed to such term in the Plan.

1.             The Grant

(a)           Subject to the terms and conditions set forth herein, the Participant is granted ________________ (###) shares of Restricted Stock.

(b)           Subject to Section 2 hereof, the Restricted Stock granted under this Agreement shall vest on the third anniversary of the Grant Date (“Vesting Date”), provided that, on such Vesting Date, the Participant has been in Continuous Service through such date. For avoidance of doubt, subject to Section 2 hereof, there shall be no proportionate or partial vesting in the periods prior to such Vesting Date, and vesting shall occur only on the applicable Vesting Date pursuant to this Section 1(b). Upon satisfaction of the vesting requirement set forth in this Section 1(b), the restrictions on the vested Restricted Stock shall lapse. For purposes of this Agreement, “Continuous Service” shall mean that the Participant’s service with the Company or any Subsidiary or Affiliate whether as an employee, director or consultant, is not interrupted or terminated.

2.             Effect of Termination of Continuous Service; Change in Control

(a)           Subject to Section 2(a) and (b), upon the Participant’s termination of Continuous Service, the unvested portion of the Restricted Stock granted under this Agreement shall be immediately forfeited and canceled.

(b)           Notwithstanding Sections 1(b) or 2(a), upon the date of a termination of Continuous Service that occurs prior to a Change in Control (i) by the Company other than for Cause or, (ii) by the Participant, as applicable, on account of Good Reason, death or Disability, the Participant shall be vested in a ProRata Number of Shares of Restricted Stock, and any unvested shares shall be immediately forfeited and canceled.

(c)           Notwithstanding Sections 1(b) or 2(a), in the event of a Change in Control, a Participant who was in Continuous Service immediately prior to the Change in Control and who is in Continuous Service on a date which is six (6) months after the Change in Control shall be vested as of such date in a ProRata Number of Shares of Restricted Stock and, subject to Section 2(d), shall become vested in the remaining portion of any unvested shares of Restricted Stock on the Vesting Date, provided that, notwithstanding the foregoing, to the extent that any share (or fraction thereof) of Restricted Stock is exchanged for cash incident to the Change in Control, the Participant shall, as of the date of the Change in Control, be fully vested in such number of shares of Restricted Stock (or fractions thereof) exchanged for cash.

(d)           Notwithstanding Sections 1(b) or 2(a), in the event that, on or after a Change in Control, the Participant’s employment is terminated prior to the Vesting Date by the Company other than for Cause or by the Executive, as applicable, on account of Good Reason, death or Disability, the Participant shall be fully vested in the Restricted Stock granted under this Agreement, as of the date of such termination, provided that the Participant was in Continuous Service immediately prior to the Change in Control.

(e)           Notwithstanding Sections 1(b) or 2(a), in the event that the Participant’s employment is terminated by the Company other than for Cause and prior to and in anticipation of a Change in Control, the Participant shall, as of the date of such termination, be fully vested in the Restricted Stock granted under this Agreement.

(f)            A “ProRata Number of Shares of Restricted Stock” means a number of shares of Restricted Stock equal to the number of shares of Restricted Stock granted under this Agreement subject to Sections 2(b) and 2(c), multiplied by a fraction, (A) the numerator of which is the number of fully completed months that have elapsed during the period commencing on the Grant Date and ending on the determination date, and (B) the denominator of which is 36.

(i)            The determinations of partial vesting upon a Change in Control and whether the Participant’s Continuous Service is terminated by the Company in anticipation of a Change in Control or other than for Cause shall be made by the Committee, in its sole discretion.

(g)           For purposes of this Agreement, the term “Change in Control” shall mean the occurrence of any one of the following events:

(i)            any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing thirty-five percent (35%) or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of the Board (the “Company Voting Securities”); provided, however, that the event described in this paragraph (i) shall not be deemed to be a Change in Control if such event results from the acquisition of Company Voting Securities pursuant to a Non-Qualifying Transaction (as defined in paragraph (iii) below);

(ii)           individuals who, on the Grant Date, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board; provided, however, that any person becoming a director subsequent to the Grant Date, whose election or nomination for election was approved (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) by a vote of at least two-thirds of the directors who were, as of the date of such approval, Incumbent Directors, shall be an Incumbent Director; provided, further, that no individual initially appointed, elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to the election or removal of directors or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;

(iii)          the consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving (A) the Company or (B) any of its wholly owned subsidiaries pursuant to which, in the case of this clause (B), Company Voting Securities are issued or issuable (any event described in the immediately preceding clause (A) or (B), a “Reorganization”) or the sale or other disposition of all or substantially all of the assets of the Company to an entity that is not an Affiliate of the Company (a “Sale”), unless immediately following such Reorganization or Sale: (1) more than 50% of the total voting power (in respect of the election of directors, or similar officials in the case of an entity other than a corporation) of (x) the Company (or, if the Company ceases to exist, the entity resulting from such Reorganization), or, in the case of a Sale, the entity which has acquired all or substantially all of the assets of the Company (in either case, the “Surviving Entity”), or (y) if applicable, the ultimate parent entity that directly or indirectly has Beneficial Ownership of more than 50% of the total voting power (in respect of the election of directors, or similar officials in the case of an entity other than a corporation) of the Surviving Entity (the “Parent Entity”), is represented by Company Voting Securities that were outstanding immediately prior to such Reorganization or Sale (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Reorganization or Sale), (2) no Person is or becomes the Beneficial Owner, directly or indirectly, of 35% or more of the total voting power (in respect of the election of directors, or similar officials in the case of an entity other than a corporation) of the outstanding voting securities of the Parent Entity (or, if there is no Parent Entity, the Surviving Entity) and (3) at least a majority of the members of the board of directors (or similar officials in the case of an entity other than a corporation) of the Parent Entity (or, if there is no Parent Entity, the Surviving Entity) following the consummation of the Reorganization or Sale were, at the time of the approval by the Board of the execution of the initial agreement providing for such Reorganization or Sale, Incumbent Directors (any Reorganization or Sale which satisfies all of the criteria specified in (1), (2) and (3) above being deemed to be a “Non-Qualifying Transaction”); or

(iv)          the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company.

Notwithstanding the foregoing, if any Person becomes the Beneficial Owner, directly or indirectly, of 35% or more of the combined voting power of Company Voting Securities solely as a result of the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding, such increased amount shall be deemed not to result in a Change in Control; provided, however, that if such Person subsequently becomes the Beneficial Owner, directly or indirectly, of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities Beneficially Owned by such Person, a Change in Control of the Company shall then be deemed to occur.

(h)           For the purposes of Section 2, the following terms shall have the following meanings:

 “Affiliate” shall mean an affiliate of the Company, as defined in Rule 12b-2 promulgated under Section 12 of the Securities Exchange Act of 1934, as amended from time to time (the “Exchange Act”);

 “Beneficial Owner” shall have the meaning set forth in Rule 13d-3 under the Exchange Act;

 “Cause” shall have the meaning set forth in (i) the Participant’s employment agreement with the Company, if any, in force at the time of the Participant’s termination of employment, and, if none, (ii) the Plan.

 “Disability” shall have the meaning set forth in the Company’s long-term disability plan covering the Participant.

 “Good Reason” shall have the meaning set forth in the Participant’s employment agreement, if any, in force at the time of the Participant’s termination of employment, and, if none, then no shares of Restricted Stock granted under this Agreement shall be vested on account of a termination of employment by the Participant other than on account of death or Disability.

 “Person” shall have the meaning set forth in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (1) the Company or any of its subsidiaries, (2) a trustee or other fiduciary holding securities under an employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries, (3) an underwriter temporarily holding securities pursuant to an offering of such securities, (4) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of shares of Common Stock or (5) the Participant or any group of persons including the Participant, or any entity controlled by the Participant or any group of persons including the Participant; provided the Participant is an executive officer, director or more than 10% owner of Stock.

3.             Nontransferability of Grant

Except as otherwise provided herein or in the Plan, no unvested Restricted Stock shall be assigned, negotiated, pledged, or hypothecated in any way or be subject to execution, attachment or similar process. Prior to the vesting of any Restricted Stock, no transfer of the Participant’s rights with respect to such Restricted Stock, whether voluntary or involuntary, by operation of law or otherwise, shall be permitted. Immediately upon any attempt to transfer such rights, such Restricted Stock, and all of the rights related thereto, shall be forfeited by the Participant.

4.             Dividend and Distribution Rights

The Committee in its discretion may require any dividends or distribution paid on the Restricted Stock be held in escrow until all restrictions on such Restricted Stock have lapsed.

5.             Stock; Adjustment Upon Certain Events.

(a)           Stock to be issued under this Agreement shall be made available, at the discretion of the Board, either from authorized but unissued Stock, from issued Stock reacquired by the Company or from Stock purchased by the Company on the open market specifically for this purpose.

(b)           The existence of this Agreement and the Restricted Stock granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company or any affiliate, any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting the Stock, the authorization or issuance of additional shares of Stock, the dissolution or liquidation of the Company or any affiliate or sale or transfer of all or part of the assets or business of the Company or any affiliate, or any other corporate act or proceeding.

(c)           In the event of a Change in Control, the consideration payable to other shareholders of the Company shall be substituted for the Restricted Stock, provided that the vesting requirements with respect to such Restricted Stock pursuant to Sections 1 and 2 hereof shall apply and further provided that if the acquiring entity does not agree to such restrictions upon the substituted property, then such Restricted Stock shall be fully vested upon a Change in Control.

6.             Determinations

Each determination, interpretation or other action made or taken pursuant to the provisions of this Agreement by the Committee or the Board in good faith shall be final, conclusive and binding for all purposes and upon all persons, including, without limitation, the Participant and the Company, and their respective heirs, executors, administrators, personal representatives and other successors in interest.

7.             Other Conditions

The transfer of any shares of Restricted Stock shall be effective only at such time as counsel to the Company shall have determined that the issuance and delivery of such shares of Restricted Stock are in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which Stock is traded.

8.             Notification of Election Under Section 83(b) of the Code

If the Participant shall, in connection with the grant of Restricted Stock under this Agreement, make the election permitted under Section 83(b) of the Internal Revenue Code (i.e., an election to include in gross income in the year of transfer the amounts specified in Section 83(b) of the Internal Revenue Code), then the Participant shall notify the Company of such election within 10 days of filing notice of the election with the Internal Revenue Service.

9.             Withholding Taxes

The Participant shall be liable for any and all U.S. federal, state or local taxes of any kind required by law to be withheld with respect to the vesting of Restricted Stock. When the Restricted Stock vests, the Participant shall surrender to the Company a sufficient number of whole shares of Stock as necessary to cover all applicable required withholding taxes and social security contributions related to such vesting. The value of any fraction of retained shares not necessary for required withholding shall be applied to the Participant’s federal income tax withholding by the Company generally.  Instead of requiring the Participant to surrender shares as described above, the Company may, in its discretion, (a) require the Participant to remit to the Company on the date on which the Restricted Stock vests cash in an amount sufficient to satisfy all applicable required withholding taxes and social security contributions related to such vesting, or (b) deduct from his regular salary payroll cash, on a payroll date following the date on which the Restricted Stock vests, in an amount sufficient to satisfy such obligations.

In lieu of surrendering shares of Stock to cover all applicable required withholding taxes and social security contributions, the Participant may, by providing notice to the Company within 30 days of the Grant Date (a) elect to remit to the Company on the date on which the Restricted Stock vests cash in an amount sufficient to satisfy such obligations, or (b) request the Company to deduct from his regular salary payroll cash, on a payroll date following the date on which the Restricted Stock vests, in an amount sufficient to satisfy such obligations, which request the Committee may choose to honor in its sole discretion.  Notwithstanding the foregoing, if the Participant makes an election under Section 8 above, the Participant shall remit to the Company in cash an amount sufficient to satisfy any withholding obligations at the time the notice described in Section 8 is delivered to the Company.

10.           Distribution of Restricted Stock

Upon the vesting of any shares of Restricted Stock pursuant to the terms hereof, the restrictions of Sections 2 and 3 shall lapse with respect to such shares of vested Restricted Stock. Reasonably promptly after any shares of Restricted Stock vests, the Company shall cause to be delivered to the Participant a certificate evidencing such Stock.

11.           Non-solicitation

Commencing on the date of Participant’s cessation of employment with the Company or any Subsidiary or Affiliate and continuing for twelve (12) months thereafter, Participant (a) shall not (whether for Participant’s own account or on behalf of any person, corporation, partnership, or other business entity, and whether directly or indirectly) solicit or endeavor to entice away from the Company or any Subsidiary or Affiliate, any employee or group of employees thereof and (b) shall not take any action or make any statements, written or oral, which disparage or defame the goodwill or reputation of the Company, its directors, officers or employees.

12.           Miscellaneous

(a)           This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, personal legal representatives, successors, trustees, administrators, distributees, devisees and legatees. The Company shall assign to, and require, any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree in writing to perform this Agreement. Notwithstanding the foregoing, this Agreement may not be assigned by the Participant.

(b)           No modification or waiver of any of the provisions of this Agreement shall be effective unless in writing and signed by the party against whom it is sought to be enforced.

(c)           This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one agreement.

(d)           The failure of any party hereto at any time to require performance by another party of any provision of this Agreement shall not affect the right of such party to require performance of that provision, and any waiver by any party of any breach of any provision of this Agreement shall not be construed as a waiver of any continuing or succeeding breach of such provision, a waiver of the provision itself, or a waiver of any right under this Agreement.

(e)           The headings of the sections of this Agreement have been inserted for convenience of reference only and shall in no way restrict or modify any of the terms or provisions hereof.

(f)            The Company shall pay all fees and expenses necessarily incurred by the Company in connection with this Agreement and will from time to time use its reasonable efforts to comply with all laws and regulations which, in the opinion of counsel to the Company, are applicable thereto.

(g)           All notices, consents, requests, approvals, instructions and other communications provided for herein shall be in writing and validly given or made when delivered, or on the second succeeding business day after being mailed by registered or certified mail, whichever is earlier, to the persons entitled or required to receive the same, at the addresses set forth at the heading of this Agreement or to such other address as either party may designate by like notice. Notices to the Company shall be addressed to its principal office, attention of the Company’s General Counsel.

(h)           The Plan and this Agreement constitute the entire Agreement and understanding between the parties with respect to the matters described herein and supersede all prior and contemporaneous agreements and understandings, oral and written, between the parties with respect to such subject matter.

(i)            This Agreement shall be governed and construed and the legal relationships of the parties determined in accordance with the laws of the state of Delaware without reference to principles of conflict of laws.

(j)            The Company represents and warrants that it is duly authorized by its Board and/or the Committee (and by any other person or body whose authorization is required) to enter into this Agreement, that there is no agreement or other legal restriction which would prevent it from entering into, and carrying out its obligations under, this Agreement, and that the officer signing this Agreement is duly authorized and empowered to sign this Agreement on behalf of the Company.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

PRICELINE.COM INCORPORATED

Jeffery Boyd
Chief Executive Officer